CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the headings “Independent Registered Public Accounting Firm” and “Other Service Providers” in this Registration Statement on Form N-1A of the Cambria Global Asset Allocation ETF (a series of the Cambria ETF Trust).

Philadelphia, Pennsylvania
November 14, 2014